Exhibit 99.2

Unaudited Pro Forma Condensed Combined Financial Information

On May 4, 2021, Athenex, Inc. and subsidiaries (the “Company” or “Athenex”) entered into an Agreement and Plan of Merger (the “Merger Agreement” or the “Acquisition”) with Kuur Therapeutics, Inc., a Delaware corporation (“Kuur”) whereby it acquired 100% of the outstanding shares of Kuur. Kuur is a leading developer of off-the-shelf CAR-NKT cell immunotherapies for the treatment of solid and hematological malignancies. Pursuant to the terms of the Merger Agreement, the Company will pay $70.0 million upfront to Kuur shareholders and its former employees and directors, comprised primarily of equity in the Company’s common stock, subject to closing adjustments for transaction costs and Kuur’s compensation arrangements (see Note 4(a) and 4(c)). Additionally, Kuur shareholders and its former employees and directors are eligible to receive up to $115.0 million of milestone payments, which become payable upon achievement of certain regulatory milestones and may be paid, at the Company’s sole discretion, in either cash or additional common stock of the Company (or a combination of both).

The following unaudited pro forma condensed combined financial information presents the historical consolidated balance sheet and statements of operations of Athenex and the historical balance sheet and statements of operations of Kuur, adjusted to reflect the Acquisition as of March 31, 2021. The historical financial statements of the Company and Kuur were prepared in accordance with US GAAP. The unaudited pro forma condensed combined financial information is presented in accordance with the rules specified by Article 11 of Regulation S-X promulgated by the Securities and Exchange Commission (“SEC”) and has been prepared using the assumptions described in the notes thereto. The following unaudited pro forma condensed combined balance sheet and statements of operations are provided for informational purposes only. The unaudited pro forma condensed combined statements of operations are not necessarily indicative of Athenex’s historical or future results of operations or financial condition had the Acquisition been completed on the date indicated. In addition, the unaudited pro forma condensed combined balance sheet and statements of operations do not purport to project the future financial position or operating results of the combined company. The unaudited pro forma condensed combined balance sheet as of March 31, 2021 is presented as if the Acquisition had occurred on March 31, 2021. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and for the year ended December 31, 2020 are presented as if the Acquisition had occurred on January 1, 2020.

The unaudited pro forma condensed combined financial information should be read in conjunction with the Company’s historical consolidated financial statements and their accompanying notes presented in its Annual Report on Form 10-K for the year ended December 31, 2020 and its Quarterly Report on Form 10-Q for the three months ended March 31, 2021, as well as the audited consolidated financial statements of Kuur for the year ended December 31, 2020 and the unaudited interim financial statements as of and for the three months ended March 31, 2021 included as Exhibit 99.1 to this amended Current Report on Form 8-K.

ATHENEX INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2021

(in thousands, except share data)

	Athenex, Inc.	Kuur Therapeutics	Transaction Accounting Adjustments	Notes (See Note 4)	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$47,980	$3,627	$(3,284)	(a)	$48,323
Restricted cash	16,500	—			16,500
Short-term investments	123,186	—			123,186
Accounts receivable	20,189	—			20,189
Inventories	26,324	—			26,324
Prepaid expenses and other current assets	16,968	151			17,119
Total current assets	251,147	3,778	(3,284)		251,641
Property and equipment, net	41,778	—			41,778
Goodwill	38,840	—	30,003	(a)	68,843
Intangible assets, net	9,482	—	76,235	(a)	85,717
Operating lease right-of-use assets, net	7,462	—			7,462
Other assets	947	—			947
Total assets	$349,656	$3,778	$102,954		$456,388
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$15,858	$209			$16,067
Accrued expenses and other current liabilities	28,714	1,351	5,052	(c)	35,117
Current portion of operating lease liabilities	3,161	—			3,161
Current portion of long-term debt and finance lease obligations	1,970	—			1,970
Transaction incentive liability	—	—	—	(a)	—
Convertible debt	—	50,947	(50,947)	(d)	—
Total current liabilities	49,703	52,507	(45,895)		56,315
Long-term liabilities:
Long-term operating lease liabilities	5,832	—			5,832
Long-term debt and finance lease obligations	147,265	—			147,265
Contingent consideration	—	—	29,996	(a)	29,996
Deferred tax liabilities	58	—	16,749	(a)	58
			(16,749)	(e)
Other long-term liabilities	3,674	—			3,674
Total liabilities	206,532	52,507	(15,899)		243,140
Kuur convertible preferred stock subject to potential redemption, par value $0.001 per share, 37,205,289 shares authorized, issued and outstanding	—	174,944	(174,944)	(b)	—
Stockholders' equity (deficit):
Athenex common stock, par value $0.001 per share, 250,000,000 shares authorized; 95,185,620 shares issued; 93,512,700 shares outstanding, actual; 110,787,287 shares issued; 109,114,367 shares outstanding, pro forma	95	—	16	(a)	111
Kuur common stock, par value $0.001 per share, 50,000,000 shares authorized; 2,800,046 shares issued and outstanding	—	3	(3)	(b)	—
Additional paid-in capital	904,950	16,396	(16,396)	(b)	963,361
			52,770	(a)
			5,641	(a)
Accumulated other comprehensive (loss) gain	(841)	5,228	(5,228)	(b)	(841)
Accumulated deficit	(738,694)	(245,300)	245,300	(b)	(726,997)
			(5,052)	(c)
			16,749	(e)
Less: treasury stock, at cost; 1,672,920 shares	(7,406)	—			(7,406)
Total Athenex, Inc. stockholders' equity (deficit)	158,104	(223,673)	293,797		228,228
Non-controlling interests	(14,980)	—			(14,980)
Total stockholders' equity (deficit)	143,124	(223,673)	293,797		213,248
Total liabilities, convertible preferred stock subject to potential redemption, and stockholders' equity (deficit)	$349,656	$3,778	$102,954		$456,388

ATHENEX INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2021

(in thousands, except share and per share data)

	Athenex, Inc.	Kuur Therapeutics	Transaction Accounting Adjustments	Notes (See Note 4)	Pro Forma Combined
Revenue:
Product sales, net	$20,360	$—			$20,360
License and other revenue	20,665	—			20,665
Total revenue	41,025	—	—		41,025
Cost of sales	16,405	—			16,405
Gross Profit	24,620	—	—		24,620
Operating expenses:
Research and development expenses	23,070	821			23,891
Selling, general, and administrative expenses	22,120	825	5,052	(c)	27,997
Total operating expenses (gain)	45,190	1,646	5,052		51,888
Operating (loss) income	(20,570)	(1,646)	(5,052)		(27,268)
Interest income	29	—			29
Interest expense	4,908	1			4,909
Change in fair value of convertible debt	—	32,399	(32,399)	(d)	—
Foreign currency losses, restructuring and other, net	—	268			268
Loss before income tax expense	(25,449)	(34,314)	27,347		(32,416)
Income tax expense (benefit)	154	—	(16,749)	(e)	(16,595)
Net loss	(25,603)	(34,314)	44,096		(15,821)
Less: net loss attributable to non-controlling interests	(553)	—			(553)
Net loss attributable to Athenex, Inc.	$(25,050)	$(34,314)	$44,096		$(15,268)
Net loss per share attributable to Athenex, Inc. common stockholders, basic and diluted	$(0.27)				$(0.14)
Weighted-average shares used in computing net loss per share attributable to Athenex, Inc. common stockholders, basic and diluted	93,429,935		15,601,667	(a)	109,031,602

ATHENEX INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2020

(in thousands, except share and per share data)

	Athenex, Inc.	Kuur Therapeutics	Transaction Accounting Adjustments	Notes (See Note 4)	Pro Forma Combined
Revenue:
Product sales, net	$105,274	$—			$105,274
License and other revenue	39,117	1,050			40,167
Total revenue	144,391	1,050	—		145,441
Cost of sales	95,355	735			96,090
Gross profit	49,036	315	—		49,351
Operating expenses:
Research and development expenses	75,904	3,709			79,613
Selling, general, and administrative expenses	96,855	3,659	5,081	(c)	105,595
Gain on sale of intellectual property and assets	—	(7,578)
Total operating expenses (gain)	172,759	(210)	5,081		185,208
Operating (loss) income	(123,723)	525	(5,081)		(135,857)
Interest income	(874)	—			(874)
Interest expense	11,219	2			11,221
Loss on extinguishment of debt	10,278	—			10,278
Gain on extinguishment of liabilities	—	(882)			(882)
Change in fair value of convertible debt	—	15,545	(15,545)	(d)	—
Foreign currency losses, restructuring and other, net	—	465			465
Loss before income tax expense	(144,346)	(14,605)	10,464		(156,065)
Income tax expense (benefit)	4,088	—	(16,749)	(e)	(12,661)
Net loss	(148,434)	(14,605)	27,213		(143,404)
Less: net loss attributable to non-controlling interests	(2,255)	—			(2,255)
Net loss attributable to Athenex, Inc.	$(146,179)	$(14,605)	$27,213		$(141,149)
Net loss per share attributable to Athenex, Inc. common stockholders, basic and diluted	$(1.72)				$(1.40)
Weighted-average shares used in computing net loss per share attributable to Athenex, Inc. common stockholders, basic and diluted	85,082,868		15,601,667	(a)	100,684,535

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

Note 1. Description of Transaction

On May 4, 2021, Athenex, Inc. and subsidiaries (the “Company” or “Athenex”) entered into an Agreement and Plan of Merger with Kuur Therapeutics, Inc., a Delaware corporation (“Kuur”) whereby it acquired 100% of the outstanding shares of Kuur (the “Transaction” or “Acquisition”). Pursuant to the Merger Agreement, the Company paid $70.0 million upfront to Kuur shareholders and its former employees and directors, comprised primarily of equity in the Company’s common stock. Additionally, Kuur shareholders and its former employees and directors are eligible to receive up to $115.0 million of milestone payments, which may be paid, at the Company’s sole discretion, in either cash or additional common stock of the Company (or a combination of both). The purchase price, after adjusted for closing conditions, consisted of 14,228,066 shares of the Company’s common stock issued at $3.71 per share with a fair value of $52.8 million, plus the fair value of the future milestone payments amounting to $30.0 million, recorded as contingent consideration. The Company assumed $8.9 million of transaction incentive liability to Kuur’s key employees and independent company directors, of which $3.3 million was paid in cash and $5.6 million was paid in 1,373,601 shares of the Company’s common stock at $4.11 per share.

Note 2. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined balance sheet and statements of operations and related notes were prepared using the acquisition method of accounting with Athenex treated as the acquirer. The historical financial information is adjusted in the unaudited pro forma condensed combined financial information to give effect to the pro forma transaction in accordance with U.S. GAAP, had the Transaction occurred at the beginning of the fiscal year presented. The Company has not identified any material differences in the accounting policies of Athenex and Kuur. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of the combined entity upon consummation of the Acquisition. The adjustments have been made net of their tax effect, which is zero due to the net loss position of the Company and Kuur. The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined entity will experience.

During the preparation of the unaudited pro forma condensed combined financial information, the Company identified certain reclassifications that were necessary to conform the presentation of Kuur’s historical financial statements, included as Exhibit 99.1 to this amended Current Report on Form 8-K, to that of the Company. Primarily, $0.7 million of Reimbursement of license income to ex-shareholders from Kuur’s condensed consolidated statements of operations and comprehensive loss for the year ended December 31, 2020 has been reclassified to Cost of sales on the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021. Other reclassification adjustments were not material to the unaudited condensed combined financial information.

The total estimated purchase price has been allocated on a preliminary basis to assets acquired and liabilities assumed in connection with the Acquisition based on their estimated fair values as of the completion of the Acquisition, with the excess purchase price assigned to goodwill. Definitive allocations will be performed and finalized based upon certain valuations and other studies that will be performed by Athenex with the assistance, in some cases, of outside valuation specialists. Accordingly, the estimated fair values assigned and the purchase allocation pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information and are subject to revision based on a final determination of the purchase price allocation.

Note 3. Purchase Price Allocation

The following table summarizes the preliminary allocation of the purchase price based upon the fair values of assets acquired and liabilities assumed at the pro forma acquisition date. The preliminary allocation is based upon information that was available to management and is subject to change prior to completion of the measurement period. Changes in estimates, if any, will be adjusted retrospectively, as prescribed by Accounting Standards Codification (“ASC”) 805, Business Combinations. The pro forma purchase price allocation is as follows ($ in thousands):

Consideration:
Stock issued (14,228,066 shares at $3.71)	$52,786
Contingent consideration	29,996
Purchase price:	$82,782
Net assets acquired:
Cash and cash equivalents	$3,627
Prepaid expenses and other current assets	151
In-process research & development	76,235
Accounts payable	(209)
Accrued expenses	(1,351)
Transaction incentive liability	(8,925)
Deferred tax liability	(16,749)
Total identifiable net assets	52,779
Goodwill	30,003
Total purchase price allocation	$82,782

The net assets acquired and liabilities assumed were recorded based upon management’s estimates of current fair value as of the acquisition date. To estimate the fair value of the identifiable intangible assets acquired, the Company used projected discounted cash flow method, which requires assumptions of projected revenues and expenses and an estimated discount rate, among other inputs, each of which is unobservable in the market, therefore the fair value measurements represent a Level 3 measurement as defined in ASC 820, Fair Value Measurements and Disclosures.

The Company recorded $30.0 million in goodwill related to the Acquisition representing the purchase price that was in excess of the fair value of the assets acquired and liabilities assumed. The goodwill generated from the Acquisition is not expected to be deductible for U.S. federal income tax purposes. The goodwill recognized represents the future economic benefits arising from other assets acquired that are not individually identified and separately recognized, such as the assembled workforce of Kuur.

Current assets and current liabilities were recorded at their contractual or historical acquisition amounts which approximate their fair value.

Determining the fair value of assets acquired and liabilities assumed requires the exercise of significant professional judgment. Use of different estimates and judgments could yield different results.

Note 4. Transaction Accounting Adjustments

The following adjustments have been reflected in the unaudited pro forma condensed combined financial information ($ in thousands, except share and per share data):

(a)

Represents the fair value of the assets acquired and liabilities assumed upon acquisition, in exchange for the issuance of 14,228,066 shares of the Company’s common stock issued at $3.71 per share and $29,996 as contingent consideration (see Note 3 – Purchase Price Allocation for pro forma assets acquired and liabilities assumed).

In conjunction with the pro forma acquisition accounting for Kuur, the Company recorded in-process research & development (“IPR&D”) intangible asset. The fair value of the acquired IPR&D relates to three R&D projects and were valued using an income approach, specifically a projected discounted cash flow method, adjusted for the probability for technical success. The projected discounted cash flow models used to estimate the Company’s IPR&D reflect significant assumptions regarding the estimates a market participant would make in order to evaluate a drug development asset. IPR&D intangible assets are not amortized, but are reviewed for impairment on an annual basis or more frequently if indicators of impairment are present, until the project is completed, abandoned, or transferred to a third party. A deferred tax liability was recorded related to the future taxable income arising from the IPR&D.

In addition, in the pro forma acquisition accounting for Kuur, the Company assumed a transaction incentive liability payable to certain officers and directors in the amount of $8,925. The Company satisfied this liability upon closing, through a payment of $3,284 in cash and $5,641 in 1,373,601 shares of the Company’s common stock at $4.11 per share, a volume weighted average price (VWAP) agreed upon between the Company and Kuur. In total, the Company issued 15,601,667 shares of its common stock on the closing date, 14,228,066 as purchase consideration, and 1,373,601 to settle the transaction incentive liability assumed.

Pursuant to the Merger Agreement, Kuur shareholders and its former employees and directors are eligible to receive up to $115.0 million of milestone payments, which become payable upon achievement of certain regulatory milestones and may be paid, at the Company’s sole discretion, in either cash or additional common stock of the Company (or a combination of both).

The Company expects that these milestones will be achieved at varying times between 2022 and 2027. The Company recorded the fair value of this contingent consideration as a liability determined using unobservable Level 3 inputs, including (a) the estimated amount and timing of projected cash flows; (b) the probability of the achievement of the regulatory events on which the contingency is based; and (c) the risk-adjusted discount rate used to present value the probability-weighted cash flows. Significant increases (decreases) in any of those inputs could result in a lower or higher fair value measurement, and such changes in fair value measurement could have an impact on future earnings.

The issuance of common stock in connection with the acquisition increased the pro forma weighted average shares outstanding for the three months ended March 31, 2021 and the year ended December 31, 2020. The following illustrates the effect of the acquisition on the unaudited condensed combined statements of operations:

	Year Ended December 31, 2020	Three Months Ended March 31, 2021
Historical Athenex - Basic and diluted weighted average number of shares	85,082,868	93,429,935
Shares issued in Acquisition	14,228,066	14,228,066
Shares issued for the transaction incentive liability in connection with the Acquisition	1,373,601	1,373,601
Pro forma - Basic and diluted weighted average number of shares	100,684,535	109,031,602

(b)	Represents the elimination of the historical equity of Kuur ($ in thousands):

Kuur convertible preferred stock subject to potential redemption, par value $0.001 per share, 37,205,289 shares authorized, issued and outstanding	$(174,944)
Common stock, par value $0.001 per share, 50,000,000 shares authorized, 2,800,046 shares issued and outstanding	(3)
Additional paid-in capital	(16,396)
Accumulated other comprehensive gain	(5,228)
Accumulated deficit	245,300
(c)

Reflects the transaction costs for Athenex and Kuur, such as adviser, underwriting, legal, insurance, and accounting fees ($ in thousands). $5,052 of such costs were not incurred as of March 31, 2021; $29 of these costs were incurred prior to March 31, 2021 and included in the historical financial statements. Total transaction costs amounted to $5,081, which has been added to the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020. These expenses are expected to be nonrecurring.

(d)

Reflects the conversion and the elimination of the change in fair value of Kuur convertible debt which was converted prior to the consummation of the acquisition. The unaudited condensed combined balance sheet adjustment assumes that the debt was converted immediately prior to March 31, 2021 and therefore is not included within the net assets acquired, as shown in Note 3 – Purchase Price Allocation. The pro forma adjustment on the unaudited condensed combined statements of operations assumes that the debt was converted immediately prior to January 1, 2020, and therefore any losses associated with the changes to the fair value of the convertible debt have been eliminated in the periods presented.

(e)

Reflects the elimination of the deferred tax liability assumed in the purchase price allocation of Kuur. The deferred tax liability is related to the future taxable income arising from the IPR&D intangible asset. Upon combination with Athenex, this liability was offset with the deferred tax asset of Athenex, arising from its net operating losses and against which there is a full valuation allowance. The Company believes that it will be able to use its net operating losses against the future taxable income arising from the IPR&D and therefore, has reversed $16.7 million of its valuation allowance during the periods presented. The income tax benefit associated with the reversal of the valuation allowance is expected to be nonrecurring.